EXHIBIT 23.1



              Independent Auditors' Consent for Pacific Enterprises
              -----------------------------------------------------


We consent to the incorporation by reference in this Registration Statement of Sempra Energy on Form S-8 of our reports dated January 27, 1998 and January 31, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Pacific Enterprises and subsidiaries for the years ended December 31, 1997 and December 31, 1995, respectively.

DELOITTE & TOUCHE LLP
Los Angeles, CA
June 4, 1998